UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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AUTHENTEC, INC.

(Name of Registrant as Specified In Its Charter)

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AuthenTec, Inc. issued the following press release on April 15, 2010:

Press Release

Three Leading Proxy Advisory Firms Recommend AuthenTec Stockholders Withhold Consent for Calling of Special Meeting of Stockholders

- RiskMetrics ISS, Glass Lewis & Co. and Proxy Governance recommend rejection of a special meeting of AuthenTec stockholders being solicited by UPEK

MELBOURNE, Fla., Apr 15, 2010 (BUSINESS WIRE) --AuthenTec, Inc. (NASDAQ: AUTH), a leading provider of security, identity management and touch control solutions, today announced that RiskMetrics Group's ISS Proxy Advisory Services, Glass Lewis & Co., and Proxy Governance, Inc., all three of the nation's leading proxy advisory firms, recommended that AuthenTec stockholders withhold consent for the Special Meeting of Stockholders currently being solicited by UPEK Inc.

In its April 14, 2010 report recommending that AuthenTec stockholders withhold consent for the Special Meeting of Stockholders, ISS noted*:

"In previous M&A related consent solicitations, the dissident i.e. the potential acquirers were public companies that had financial and other material information readily available for investors to examine the merits of their bid. Without such disclosure, it is difficult for shareholders to assess at this time if the rebuffed offer is credible and reasonable. Given this lack of financial information on UPEK, we cannot conclude that the proponent's request to call a special meeting for full replacement of the board is compelling enough.

ISS does not support UPEK's proposal. However, given that the electronic voting platform used by Broadridge only allows for two valid vote options (FOR and ABSTAIN), it is recommended that shareholders ABSTAIN."

The company would note that the other option is for investors to simply discard the proxy-like cards.

In its April 2, 2010 report, Glass Lewis noted*:

"Given that it appears the board has engaged in sufficient due diligence related to the merger and coupled with UPEK's unwillingness to disclose any of its financial information for the past two years, we see no reason why shareholders should consent to calling a special meeting in order to remove the entire current board. Accordingly, we recommend that shareholders revoke consent to the written proposal."

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In its April 9, 2010 report, Proxy Governance noted*:

"UPEK's continuing inability to provide its audited financial statements, however, is deeply troubling. Without audited financial statements, as UPEK certainly must know, AuthenTec shareholders have no way to evaluate either the fairness or the credibility of the UPEK offer - let alone any reason to believe their current board has acted irresponsibly.

Because the proponent is unwilling to provide key information to evaluate the fairness or credibility of its spurned buyout offer, we find no reason to doubt the judgment of the current board in this matter, and therefore no reason to support this attempt to remove the incumbent directors."

"Since its announcement on January 29, 2010, UPEK has been attempting to call a special meeting in order to pursue an unsolicited and inadequate takeover of AuthenTec," said AuthenTec CEO, Scott Moody. "We are pleased that ISS, Glass Lewis and Proxy Governance support the AuthenTec Board of Directors and management in recommending that AuthenTec stockholders NOT support UPEK's effort to support its own thinly financed business by using AuthenTec's cash, intellectual property and product roadmaps. Despite assurances to the contrary, UPEK has not provided AuthenTec stockholders with any information on its financial performance or market value - information that is critical for our stockholders to properly evaluate UPEK's unsolicited merger proposal."

Moody continued, "AuthenTec remains focused on executing our strategy as a leading provider of complete security, identity management and touch control solutions, and looks forward to taking advantage of the exciting opportunities ahead. As always, the Board and management are committed to continuing to act in the best interests of AuthenTec's stockholders."

Stockholders may show their support for the AuthenTec Board by NOT voting for the Special Meeting that UPEK is attempting to call and throwing out any white proxy-like cards they receive from UPEK. If stockholders have previously signed the white proxy-like card sent by UPEK, we encourage them to revoke that consent. Stockholders with questions or needing assistance may call the Company's proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or by email at proxy@mackenziepartners.com.

*Permission to use this quotation was neither sought nor obtained.

About AuthenTec

AuthenTec provides security, identity management and touch control solutions for enterprise and consumer applications. The Company's smart sensor products and security solutions are used in virtually every aspect of life, from the PC on your desk to the mobile device in your hand to the server in the cloud. AuthenTec's newest generation of TruePrint(R) smart sensors, TrueSuite(TM) identity management software and TrueProtect(TM) embedded security products (formerly SafeNet Embedded Security Solutions) provide developers and users secure and convenient ways to manage today's rapidly evolving digital identities and security needs. For more information, visit www.authentec.com or follow us at twitter.com/authentecnews.

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Important Additional Information

This press release may be deemed a "solicitation" under the rules of the Securities and Exchange Commission in connection with the solicitation of proxies by AuthenTec in connection with any special meeting of our stockholders that is called or in connection with our annual meeting of stockholders. We will file a proxy statement in connection with any special meeting of our stockholders, as well as a proxy statement in connection with our annual meeting of stockholders. Our stockholders are strongly advised to read any proxy statements when they become available, as they will contain important information. Stockholders will be able to obtain any proxy statements, any amendments or supplements to these documents and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of any proxy statements and any amendments and supplements to these documents will also be available for free at the Company's Internet website at www.authentec.com or by writing to AuthenTec, Attn: Investor Relations, 100 Rialto Place, Suite 400, Melbourne, FL 32901. In addition, copies of any proxy statement and other related materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies from AuthenTec stockholders is available on a Schedule 14A filed with the Securities and Exchange Commission on February 1, 2010.

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Contacts:

Investors:
Leanne K. Sievers
Executive Vice President
Shelton Group Investor Relations
949-224-3874
lsievers@sheltongroup.com

Mark Harnett
MacKenzie Partners
212-929-5500

Media:
Brent Dietz
Director of Communications
AuthenTec, 321-308-1320
brent.dietz@authentec.com

Judith Wilkinson / Ed Trissel
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
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